Exhibit 4.2

Execution Version

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 7, 2024, among Sabre GLBL, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined in the Indenture referred to below), and Computershare Trust Company, N.A., as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”) under the Indenture referred to below.

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee and the Collateral Agent an indenture (as amended, supplemented or otherwise modified from time to time, the “Indenture”), dated as of September 7, 2023, pursuant to which the Company issued $852,987,000 aggregate principal amount of the Company’s 8.625% Senior Secured Notes due 2027 (the “Initial Notes”);

WHEREAS, Section 2.02 of the Indenture permits and provides for the issuance of Additional Notes in accordance with and subject to compliance with the provisions of the Indenture (including without limitation, Sections 2.02 and 4.09 thereof), and such Additional Notes shall be treated as a single class with the Initial Notes and shall have the same terms as the Initial Notes (except for any differences in the issue price, the issue date and the interest accrued, if any);

WHEREAS, the Company and the Guarantors desire and have requested that the Trustee and the Collateral Agent join them in the execution and delivery of this Supplemental Indenture in connection with the issuance by the Company, pursuant to Section 2.02 of the Indenture, of an additional $50,090,000 aggregate principal amount of 8.625% Senior Secured Notes due 2027 (the “New Notes”);

WHEREAS, Section 9.01(8) of the Indenture provides that the Company may from time to time amend the Indenture without the consent of any Holder to provide for the issuance of Additional Notes in accordance with the Indenture;

WHEREAS, the Company has provided to the Trustee an Opinion of Counsel and an Officer’s Certificate required by Sections 7.02(b), 9.05 and 13.03 of the Indenture;

WHEREAS, all conditions and requirements necessary to issue the New Notes and to make this Supplemental Indenture a valid, binding, and legal instrument in accordance with the terms of the Indenture have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized; and

WHEREAS, pursuant to Section 9.01(8) and Section 9.05 of the Indenture, the Trustee and the Collateral Agent are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. THE ADDITIONAL NOTES. Pursuant to Section 2.02 of the Indenture, the Company shall issue the New Notes, which are Additional Notes and shall (i) be consolidated with and form a single class with the Initial Notes, and (ii) have the same terms as the Initial Notes (except for any differences in the issue price, the issue date and the interest accrued, if any), as follows:

(a)

General. The New Notes shall be evidenced by one or more Global Notes substantially in the form of the Notes attached as Exhibit A1 and Exhibit A2 to the Indenture. For all purposes under the Indenture, the term “Notes” shall include the New Notes.

(b)

Authentication and Delivery of Additional Notes. On the date hereof, $50,090,000 aggregate principal amount of New Notes shall be delivered to the Trustee for authentication and delivery. Such New Notes are being issued in accordance with Section 2.02 of the Indenture.

(c)

Issue Date; First Interest Payment. The New Notes shall be issued on March 7, 2024, and shall accrue interest from and including March 1, 2024. The first interest payment date in respect of the New Notes shall be September 1, 2024.

(d)	CUSIP and ISIN. The CUSIP and ISIN numbers for the New Notes shall be as follows:

(i)	New Notes Rule 144A Global Note: 78573NAJ1 and US78573NAJ19, respectively; and

(ii)	New Notes Regulation S Temporary Global Note: U86043 AG8 and USU86043AG86, respectively

3. AGREEMENT TO GUARANTEE. Each Guarantor hereby agrees to provide an unconditional Guarantee with respect to the New Notes on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 11 thereof

4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Company or any Guarantor or any of their direct or indirect parent companies (other than the Company and the Guarantors), as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, this Supplemental Indenture, the Guarantees or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

5. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

6. EXECUTION; COUNTERPART ORIGINALS. This Supplemental Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

7. EFFECT OF THIS SUPPLEMENTAL INDENTURE. The provisions of this Supplemental Indenture are intended to supplement the Indenture, and the Indenture and this Supplemental Indenture will henceforth be read together. Except as expressly supplemented by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture (as supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided and all of the rights, powers, protections and indemnities of each of the Trustee and the Collateral Agent under the Indenture shall apply to this Supplemental Indenture. To the extent of any inconsistency between the terms of the Indenture and this Supplemental Indenture, the terms of this Supplemental Indenture will control. This Supplemental Indenture shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and form a part of the Indenture for all purposes, and every Holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

8. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

9. THE TRUSTEE AND THE COLLATERAL AGENT. Neither the Trustee nor the Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors. Additionally, neither the Trustee nor the Collateral Agent makes any representation as to the validity or sufficiency of this Supplemental Indenture. For the avoidance of doubt, neither the Trustee nor the Collateral Agent, by executing this Supplemental Indenture in accordance with the terms of the Indenture, agrees to undertake additional actions nor does it consent to any transaction beyond what is expressly set forth in this Supplemental Indenture, and each of the Trustee and the Collateral Agent reserves all rights and remedies under the Indenture.

10. PROVISIONS BINDING ON SUCCESSORS. All of the covenants, stipulations, promises and agreements made in this Supplemental Indenture by each of the parties hereto shall bind its successors and assigns whether so expressed or not.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: March 7, 2024

Sabre GLBL Inc.

By:	/s/ Brian Evans
Name:	Brian Evans
Title:	Treasurer

Sabre Holdings Corporation

By:	/s/ Brian Evans
Name:	Brian Evans
Title:	Treasurer

GetThere Inc.

By:	/s/ Brian Evans
Name:	Brian Evans
Title:	Treasurer

GetThere L.P.

By:	GetThere Inc., its General Partner

By:	/s/ Brian Evans
Name:	Brian Evans
Title:	Treasurer

IHS US INC.

By:	/s/ Brian Evans
Name:	Brian Evans
Title:	Treasurer

Innlink, LLC

By:	/s/ Brian Evans
Name:	Brian Evans
Title:	Treasurer

lastminute.com LLC

By:	/s/ Brian Evans
Name:	Brian Evans
Title:	Treasurer

[Signature Page to First Supplemental Indenture]

lastminute.com Holdings, Inc.

By:	/s/ Brian Evans
Name:	Brian Evans
Title:	Treasurer

Nexus World Services, Inc.

By:	/s/ Brian Evans
Name:	Brian Evans
Title:	Treasurer

PRISM Group, Inc.

By:	/s/ Brian Evans
Name:	Brian Evans
Title:	Treasurer

PRISM Technologies, LLC

By:	/s/ Brian Evans
Name:	Brian Evans
Title:	Treasurer

Radixx Solutions International, Inc.

By:	/s/ Brian Evans
Name:	Brian Evans
Title:	Treasurer

RSI Midco, Inc.

By:	/s/ Brian Evans
Name:	Brian Evans
Title:	Treasurer

Sabre GDC, LLC

By:	/s/ Brian Evans
Name:	Brian Evans
Title:	Treasurer

[Signature Page to First Supplemental Indenture]

Sabre International Newco, Inc.

By:	/s/ Brian Evans
Name:	Brian Evans
Title:	Treasurer

SabreMark G.P., LLC

By:	/s/ Steven W. Milton
Name:	Steven W. Milton
Title:	Corporate Secretary

SabreMark Limited Partnership

By: SabreMark G.P., LLC, its General Partner

By:	/s/ Steven W. Milton
Name:	Steven W. Milton
Title:	Corporate Secretary

TravLynx LLC

By:	/s/ Brian Evans
Name:	Brian Evans
Title:	Treasurer

TVL HOLDINGS, INC.

By:	/s/ Brian Evans
Name:	Brian Evans
Title:	Treasurer

TVL HOLDINGS I, LLC

By:	/s/ Brian Evans
Name:	Brian Evans
Title:	Treasurer

TVL COMMON, Inc.

By:	/s/ Brian Evans
Name:	Brian Evans
Title:	Treasurer

[Signature Page to First Supplemental Indenture]

TVL LLC

By:	/s/ Brian Evans
Name:	Brian Evans
Title:	Treasurer

TVL LP

By: TVL LLC, its General Partner

By:	/s/ Brian Evans
Name:	Brian Evans
Title:	Treasurer

[Signature Page to First Supplemental Indenture]

Computershare Trust Company, N.A. as Trustee and Collateral Agent

By:	/s/ Corey J. Dahlstrand
Name: Corey J. Dahlstrand
Title: Vice President

[Signature Page to First Supplemental Indenture]